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Exhibit 3.1 - Certificate of Formation of the Registrant

                                STATE of DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE of FORMATION

..    First: The name of the limited liability company is:

                             CarMax Auto Funding LLC

..    Second: The address of its registered office in the State of Delaware is
     2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the County of New Castle.

..    Third: The name and address of its registered agent in the State of
     Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CarMax Auto Funding LLC this 6th day of August, 2003.


                                        By: /s/ Peter E. Kane
                                            ------------------------------------
                                        Authorized Person

                                        Name: Peter E. Kane